REVOLVING CREDIT NOTE

$15,000,000                                              Date: December 15, 2004

      This Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of December 15, 2004 (as amended, restated, supplemented or modified from time to time, the "Loan Agreement") by and among SMALL WORLD TOYS, a California corporation ("Borrower"), with a place of business at 5711 Buckingham Parkway, Culver City, California 90230 and PNC BANK, NATIONAL ASSOCIATION ("PNC"), the various financial institutions named therein or which hereafter become a party thereto, (together with PNC collectively, "Lenders") and PNC as agent for Lenders (in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

      FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of PNC, at the office of Agent located at PNC Bank Center, Two Tower Center, 8th Floor, East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrower in writing:

      (i) the principal sum of Fifteen Million Dollars ($15,000,000) or, if different from such amount, the unpaid principal balance of PNC's Commitment Percentage of the Revolving Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

      (ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Loan Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

      This Note is one of the Revolving Credit Notes referred to in the Loan Agreement. This Note is secured by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

      This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

      If an Event of Default under Section 10.7 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees incurred to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees incurred to obtain or enforce payment hereof.

      This Note shall be construed and enforced in accordance with the laws of the State of New York.

      Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.



                                         SMALL WORLD TOYS


                                         By:
                                              ----------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                 -------------------------------



STATE OF __________________________ )
                                    ) SS.:
COUNTY OF _________________________ )


      On the ___ day of ___________, 2004, before me personally came _________________, to me known, who being by me duly sworn, did depose and say that he/she is the _______________ of _______________, the __________ described in and which executed the foregoing instrument; and that he/she signed his/her name thereto as the act and deed of such corporation by order of the board of directors of said corporation.


                                         ---------------------------------------
                                         Notary Public


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